UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15 (d) of the
                   Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  June 12, 1998

                          XPLORER, S. A.
        (Exact name of registrant as specified in charter)

	NEVADA                           0-17874          88-0199674
(State or other jurisdiction        (Commission         (IRS Employer
      of incorporation)            File Number)      Identification No)

2929 S. Maryland Parkway, Las Vegas, NV                   89109
  (Address of principal executive offices)              (Zip Code)

                             (702) 320-3050
        (Registrant's telephone number, including area code)

4750 Kelso Creek Road, Weldon, California                 93283
    (Former name or former address, if changed since last report)

Total sequentially numbered pages in this document: 2
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Item 1.   Change In Control Of Registrant

      Effective on June 12, 1998, Registrant received and accepted the resignation of Joseph de Beauchamp as Chief Executive Officer of Registrant. The Board has no knowledge as to the reason for the resignation other than that Mr. de Beauchamp responded with unacceptable answers to the Board's demand for data relating to the President's Employment Agreement. Further, there was inadequate follow-up on the filings of Registrant's 10KSB and 10QSB for the period ended December 31, 1997 and March 31, 1998 respectively and there was no explanation of incorrect data related to Registrant reported on the internet without approval of the Board.

      As a result, the Board elected Steve Mortensen as President and CEO, Daniel Lezak as Executive Vice President, and Jeff Bice as Secretary. Jon W. Bice continues as Treasurer and CFO. Previous disclosure filings contain the backgrounds of each of the above.


Item 6.   Resignation of Registrant's Directors

      The 8K report filed May 12, 1998 reported that Mr. de Beauchamp had been elected to the Board of Directors replacing Mr. Michael Moreland, however, a review of the corporate minutes revealed that Mr. de Beauchamp had not been elected to the Board, but only by the Board as an officer of Registrant. This statement is being made so as to correct the record of the previous filing.



                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Xplorer, S.A.
                              -------------
                              (Registrant)


Date: June 23, 1998           By: /s/ Steve Mortensen
                                 ----------------------------
                                 Steve Mortensen, President


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